Exhibit 10.18

Exclusive Cooperation Agreement

between

Kunming Television Station

and

Kunming Taishi Information Cartoon Co., Ltd.

May 2008

Table of Contents

Appendix

Appendix 1 Cooperation of the Parties

Exclusive Cooperation Agreement

This Exclusive Cooperation Agreement (Agreement) is entered into in Kunming, People's Rep ublic of China (PRC) on [•] 2008 by and between

(1)	Kunming Television Station, a PRC television station with its registered address at No.198, Danxia Avenue, Kunming City, Yunnan Province (Party A);

and

(2)	Kunming Taishi Information Cartoon Co., Ltd. , a Sino-foreign equity joint venture duly established and existing under the PRC Law (defined below) with its registered address at [•](Party B).

(Individually a Party and collectively the Parties)

RECITALS

A.
Party A is a TV station, duly established under the PRC Law, which owns Kunming Television Station Comprehensive Channel, Life Channel, Entertainment Channel, Economics Channel, Film and TV Series Channel, and News Channel (collectively, the Channel) and the relevant database information. Party A also operates an advertising business of the Channel and possesses the relevant Governmental Authorizations (defined below).

B.
Party B’s business mainly involves technology services for advertisement production, advertisement information consulting and database management and whose business scope includes design and development of computer graphic, design and development of 3D cartoon, management consulting services and technology support.

C.
Party A seeks to grant the right of advertisement operation on the Channel (Advertisement Operation Right) to Party B and seeks to cooperate with Party B on matters related to database information and Governmental Authorizations.

NOW, THEREFORE, the Parties agree as follows:

1.	DEFINITIONS

1.1	Unless expressly provided otherwise, the following terms used in this Agreement shall have the following meanings:

Business	shall mean the advertising operations of Party A;

Exclusive Cooperation Agreement

Force Majeure
any earthquake, storm, fire, flood, war, changes to the relevant state and administrative laws or regulations and policies, or any other significant event of natural or human-caused disaster arising after the signing hereof which is unforeseen,  unavoidable and not possible to overcome, and is beyond the control of any Party, and prevents the total or partial performance of this Agreement by any Party;

Governmental Authorizations	shall mean all consents, approvals, permits and filings required under PRC Law for the proper operation of the Business; and

PRC Law
shall mean all laws and legislation of the PRC that are in effect, including laws, regulations, resolutions, decisions, decrees and orders of government agencies and other documents of a legislative, administrative or judicial nature.

2.	COOPERATION

The Parties agree that they shall cooperate on the following matters, and take into account the principles of equity and mutual benefits:

2.1	Party A shall exclusively and irrevocably grant to Party B the Advertisement Operation Right.

2.2	Party A shall provide to Party B all necessary and relevant support, as well as most-favored terms for the Business.

2.3
Party A shall share its resource with Party B, including but not limited to all the clients’ information (e.g. database) (Resource). Party A shall not engage in, or cooperate with, any third party with regard to the Resource that is similar to what is set forth in this Agreement.

3.	OBLIGATIONS OF PARTY A

Party A shall be required throughout the term of this Agreement to perform the following obligations:

Exclusive Cooperation Agreement

3.1	act in good faith towards Party B and use its best efforts to fulfill any and all duties and obligations arising under this Agreement;

3.2	act in the long-term, best interests of Party B;

3.3	attempt to minimize the costs for cooperation in accordance with the provisions of this Agreement; and

3.4
to ensure the exclusivity of the cooperation in accordance with the Section 5 of this Agreement, shall not engage in, or cooperate with any third party, on matters that are similar to what is set forth in this Agreement, without the prior written consent of Party B.

4.	OBLIGATIONS OF PARTY B

4.1	Party B shall act in good faith with respect to Party A, and do its utmost to perform any and all duties and obligations under this Agreement;

4.2	Party B shall act in the long-term best interests of Party A;

4.3	Party B shall act pursuant to the provisions hereunder to reduce the cost of cooperation to the greatest extent possible;

4.4
 Party B shall be required throughout the term of this Agreement to provide Party A with such assistance as may be requested by Party A in order to provide the cooperation in an efficient and effective manner in accordance with the provisions of this Agreement; and

4.5
Subject to the applicable PRC Law, Party B shall only enter into an exclusive service agreement with the Kunming Kaishi Advertising Co., Ltd. (“Advertising Company”) and grant the exclusive advertisement agent right to the Advertising Company for the management of advertisement of the Channel.

5.	EXCLUSIVITY

5.1
Party A shall not, directly or indirectly (through agents or otherwise), send to any third party, or encourage or solicit any third party to send, or accept from any third party a proposal, or engage in any discussions or negotiations with, or furnish any information to any third party, regarding the transactions or services under this Agreement.

Exclusive Cooperation Agreement

5.2
If Party A or any of its shareholders receive any proposal or other communication from a third party in respect of a proposed cooperation that is similar to or related to any of the transactions or services set forth under this Agreement, Party A shall promptly communicate to Party B the substance of such proposal or communication.

5.3	No provision in this Agreement shall restrict Party B from cooperating or entering into agreements similar to this Agreement with other TV stations or other entities.

5.4
Except as otherwise agreed hereunder, Party B shall be the sole and exclusive owner of all rights, title and interests to any and all intellectual property rights arising from the performance of this Agreement, including, but not limited to, any copyrights, trademarks, patents, know-how and otherwise.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Party A hereby represents and warrants as follows:

6.1.1	Party A is a TV station duly registered and existing under PRC Law;

6.1.2
Party A has full right, power, authority and capacity and all consents and approvals of any other third party and the relevant governmental authorities that are necessary to execute, deliver and perform this Agreement, which shall not violate or infringe any enforceable and effective laws or contracts;

6.1.3	The Agreement shall constitute a legal, valid and binding agreement of Party A and is enforceable against it in accordance with the terms upon its execution.

6.1.4	Party A has ownership of the Channel and has, in accordance with the PRC Law, the right of final judgment in respect of the advertisements produced by Party B in accordance with PRC law..

6.2	Party B hereby represents and warrants as follows:

6.2.1
Party B is a Sino-foreign equity joint venture enterprise duly registered and validly existing under PRC Law and is licensed to engage in the business described on its business license, as set forth in Item B in the Background Section above.

Exclusive Cooperation Agreement

6.2.2
Party B has full right, power, authority and capacity and all consents and approvals of any other third party and the relevant governmental authorities, that are necessary to execute, deliver and perform this Agreement, which shall not violate or infringe any enforceable and effective laws or contracts;

6.2.3	The Agreement shall constitute a legal, valid and binding agreement of Party B and is enforceable against it in accordance with the terms upon its execution.

7.	BREACH AND INDEMNIFICATIONS

7.1
If either Party (Breaching Party) violates any provision of this Agreement, fails to perform its obligations hereunder, or performs its obligations contrary to the provisions hereunder, which results in a material economic loss for the other party (Non-Breaching Party), it shall be deemed to have committed a breach of this Agreement (Breach). In such case, the Non-Breaching Party shall be entitled to issue a written notice to the Breaching Party requiring rectification of the Breach within 10 days after receipt.

7.2
The Breaching Party shall be liable to indemnify the Non-Breaching party for any and all losses sustained as a result of the Breach. The damages payable by the Breaching Party to the Non-Breaching shall be equal to the losses incurred by the Non-Breaching Party as a result of the Breach.

8.	TERM

This Agreement shall come into effect as of the date of execution hereof and shall remain in effect for 20 years, unless terminated in the following circumstances:

8.1	by Party B serving 30 days prior written notice; or

8.2	by the Non-Breaching Party, in the event of Breach, if the Breaching Party has not rectified within 30 days of the receipt of the notice from the Non-Breaching Party.

8.3
this Agreement shall continue to be effective during the period in which Party B lawfully exists; in the event that the Party B’s operational term is extended, the term hereof shall be automatically extended accordingly; and in the event that Party B terminates its operation early, ceases to be lawfully established, or has its operational qualification revoked, this Agreement shall be automatically terminated accordingly.

Exclusive Cooperation Agreement

9.	CONSEQUENCES OF TERMINATION

9.1
In the event that this Agreement is terminated, Party B agrees that it shall remain liable to Party A for any payment owing and outstanding, including the expenses and indemnities under this Agreement prior to the date of such termination.

9.2	The termination of this Agreement, for any reason whatsoever, shall not affect the respective rights, obligations and liabilities of each of the Parties accrued prior to such termination.

9.3	The license granted hereunder by Party A shall be withdrawn in the event of the termination hereof for any reason.

10.	CONFIDENTIALITY

Each Party shall maintain as strictly confidential the provisions and existence of this Agreement and any information relating to the business of the other Party to which it might have access including, but not limited to, databases, financial and business plans, and any other information deemed to be confidential by the other Party, unless the said confidential information has already entered the public domain or was disclosed by the other Party pursuant to a court order or the applicable laws of the relevant jurisdiction.

11.	FORCE MAJEURE

11.1	Occurrence and Consequences of an Event of Force Majeure.

11.1.1
A Party that cannot perform its obligations under this Contract ("Hindered Party") in full or in part as a direct result of an Event of Force Majeure, shall not be deemed to be in breach of this Contract if all of the following conditions are met:

11.1.1.1	the Event of Force Majeure was the direct cause of the stoppage, impediment or delay encountered by the Hindered Party in performing its obligations under this Contract;

11.1.1.2	the Hindered Party used its best efforts to perform its obligations under this Contract and to reduce the losses to the other Party or to the Company arising from the Event of Force Majeure; and

Exclusive Cooperation Agreement

11.1.1.3
at the time of the occurrence of the Event of Force Majeure, the Hindered Party informed the other Party and the Company, providing written information on such event within ten Business Days of its occurrence, including a statement of the reasons for the delay in implementing or partially implementing this Contract.

11.1.2
In the occurrence of an Event of Force Majeure, the Parties shall discuss and decide whether this Contract should be amended in light of the impact of the event upon the implementation hereof, and whether the Hindered Party should be partially or fully freed from its obligations hereunder.

12.	DISPUTE RESOLUTION

12.1	Governing Law. This Agreement shall be governed by PRC Law. Where PRC Law is silent on a particular matter relating to this Agreement, reference shall be made to international commercial practice.

12.2	Dispute Resolution.

12.2.1	If any dispute arises in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

12.2.2	If the dispute cannot be resolved in the above manner within thirty (30) days after the commencement of consultations, either Party may submit the dispute to arbitration as follows:

12.2.2.1
all disputes arising out of or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission which shall be conducted by three (3) arbitrators in Beijing in accordance with the Commission’s arbitration rules; and

12.2.2.2
the arbitration shall be conducted in the Chinese language, with the arbitral award being final and binding upon the Parties.  The cost of arbitration shall be allocated as determined by the arbitrators.

Exclusive Cooperation Agreement

12.2.3	when any dispute is submitted to arbitration the Parties shall continue to perform this Agreement.

13.	MISCELLANEOUS

13.1
Party B hereby agrees that Party A shall, at its sole discretion, determine the performance of any and all of its obligations in the manner as it deems fit, provided that it does not violate the applicable PRC Law or the provisions of this Agreement.

13.2	Party A shall, for the purposes of this Agreement and applicable laws, constitute an independent contractor cooperating with Party B pursuant to the terms and conditions of this Agreement.

13.3
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity and enforceability of any other provision of this Agreement, provided that the material interests of the Parties are not affected.

13.4
This Agreement and the Schedules hereto constitute the entire agreement between the Parties with respect to the subject matter hereof, and shall supersede any prior expression of intent or understanding relating hereto and may only be modified or amended by a written instrument signed by the authorized representatives of the Parties.

13.5	This Agreement has been prepared in Chinese in 6 sets of originals. Each Party shall hold 3 sets of original.

13.6
The failure of any Party to enforce or require performance of any of the provisions of this Agreement, or to exercise any rights provided herein, shall in no way be construed as a waiver of such provision, right, or thereafter affect such Party's right to enforce any provision of this Agreement.

13.7
All notices or other communications sent by either Party shall be written in English or Chinese, and delivered in person (including by courier), by mail, or fax, to the other Party at the following addresses.  The date at which the communication shall be deemed to be duly given or made shall be confirmed as follows: (a) for notices delivered in person, the day when the notice is received; (b) for notices delivered by mail, 10 days after the delivery date for air certified mail with postage prepaid (as shown on stamp) or 4 days after the delivery date for an internationally certified delivery institution; and (c) for notices by fax, the receipt date shown on the delivery confirmation paper of the relevant document.

Exclusive Cooperation Agreement

If to Party A:	Kunming Television Station

Address:	No. 198, Danxia Avenue, Kunming City, Yunnan Province
Telephone:	(86)-0351-8302574
Fax:	(86)-0351-4042780
Attention:	Mr. Yongping LV

If to Party B:	Kunming Taishi Information Cartoon Co., Ltd.

Address:	[•]
Telephone:	[•]
Fax:	[•]
Attention:	[•]

[The space below has been intentionally left blank.]

Exclusive Cooperation Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date first written above.

For and on Behalf of
Party A: Kunming Television Station
Company seal

By:
Name:
Title:
Date:

For and on Behalf of
Party B: Kunming Taishi Information Cartoon Co., Ltd.
Company Seal

By:
Name:
Title:
Date:

Exclusive Cooperation Agreement

Appendix 1

Cooperation of the Parties

Exclusive Cooperation Agreement